AMENDMENT NO. 14
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 14 is entered into effective as of the 30th day of September, 2009, by and between WINLAND ELECTRONICS, INC., a Minnesota corporation (the “Borrower”) and M&I MARSHALL & ILSLEY BANK, a banking corporation organized and existing under the laws of Wisconsin (“Bank”).

WHEREAS, Borrower and the Bank have entered into that certain Credit and Security Agreement dated as of June 30, 2003, as amended (the “Credit Agreement”) pursuant to which Bank has agreed to provide a revolving credit facility to Borrower on the terms and conditions contained therein; and

WHEREAS, Borrower and Bank desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, Bank and Borrower hereby agree as follows:

1. Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Borrowing Base.  The definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the text of said definition in its entirety and replacing the same with the following: “Borrowing Base” means, at any time, the lesser of: (a) the Maximum Line; or (b) 80% of Eligible Accounts.”

3. Eligible Accounts.  Subsection (xi) under the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(xi)           That portion of Accounts owed by an account debtor, regardless of whether otherwise eligible, which exceeds 15%, or, as to Accounts owed by XATA, 40% (or in any event such lower percentage as Lender may designate upon a determination by Lender that the quality of any Account has been diminished) of all Accounts owed by all account debtors.”

4. Maximum Line.  The definition of “Maximum Line” as set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the figure “$4,000,000.00” set forth therein and replacing it with the figure “$2,500,000.00”.

5. LIBOR Rate.  The definition of “LIBOR Rate” as set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (ii) of said definition in its entirety and replacing the same with the following: “(ii) three and one-half percent (3.50%)”.

6. Interest.  Section 2.6(a) of the Credit Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:

“(a)           Note.  Except as set forth in Sections 2.6(b), 2.6(c) and 2.6(d), the outstanding principal balance of the Revolving Note shall bear interest at the greater of (i) five percent (5.0%) per annum, or (ii) the LIBOR Rate.”

7. Borrowing Base Certificate.  Section 6.1 of the Credit Agreement is hereby amended by adding thereto a new subsection (k), reading as follows:  “(k)  on the first day of each week, a current borrowing base certificate substantially in the form of Exhibit C hereto.”

8. Tangible Net Worth Covenant.  Section 6.12 of the Credit Agreement is hereby amended by deleting the text of said Section in its entirety and replacing the same with the following: “The Borrower will maintain its Tangible Net Worth, on a consolidated basis with all Subsidiaries, as of the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2009, at not less than $7,300,000.00.

9. Miscellaneous.  Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect, with no other modification or waiver.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  The Borrower hereby restates and reaffirms its obligation under the Credit Agreement to pay on demand all costs and expenses, including (without limitation) attorneys’ fees, incurred by the Lender in connection with the Obligations, this Amendment, the Loan Documents, and any other document or agreement related hereto, and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 14 to Credit Agreement to be executed as of the day and year first written above.

M&I Marshall & Ilsley Bank By /s/ Melody Holland-Rehder Melody Holland-Rehder Its Vice President By /s/ Steve Nichols Steve Nichols Its Senior Vice President	Winland Electronics, Inc. By /s/ Glenn A. Kermes Glenn A. Kermes Its Chief Financial Officer